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                                                                 Exhibit 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our report included in this Form 10-KSB for the year ended December 31, 1993, into SA Telecommunications, Inc.'s (formerly SA Holding, Inc.) previously filed Registration Statements (SEC File No. 33-64271, and 33-64102, 33-6916, 33-64102, 33-57712, 33-55308, and 33-45911, 333-01547
and 333-01549).



/s/ KING, BURNS & COMPANY, P.C.

KING, BURNS & COMPANY, P.C.

Dallas, Texas
March 31, 1996